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                                                                    Exhibit 23.2

                   [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Corporate Office Properties Trust, which is incorporated by reference in Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, MD
May 23, 2000